Exhibit 99.1

FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC. ANNOUNCES

RESIGNATION OF CHIEF OPERATING OFFICER

THE WOODLANDS, Texas, June 2, 2017 /PRNewswire/ -- TETRA Technologies, Inc. (“TETRA” or the “Company”) (NYSE: TTI) announced that on June 1, 2017, Joseph Elkhoury, its senior vice president and chief operating officer, has resigned for personal reasons.  TETRA’s President and CEO, Stuart M. Brightman, has assumed Mr. Elkhoury’s responsibilities.  Mr. Elkhoury will continue in a transitional role for a period of time.

“I have worked with Joseph for three years and, during that time, he has demonstrated strong leadership and vision, which have contributed to our ongoing operational improvements and performance culture, and helped strengthen TETRA’s position as a differentiated industry leader,” said Stuart M. Brightman, TETRA’s President and CEO.

About TETRA

TETRA is a geographically diversified oil and gas services company, focused on completion fluids and associated products and services, water management, frac flow back, production well testing, offshore rig cooling, compression services and equipment, and selected offshore services including well plugging and abandonment, decommissioning, and diving. TETRA owns an equity interest, including all of the general partner interest, in CSI Compressco LP (NASDAQ: CCLP), a master limited partnership.

Contact:

TETRA Technologies, Inc.

Stuart M. Brightman

President and CEO

Ph:  281/367-1983

Fax: 281/364-4346

www.tetratec.com

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